U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   Form 8-K A
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 31, 2002

                        Commission File Number: 001-13217


                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                    -----------------------------------------
        (Exact name of small business issuer as specified in its charter)


            Florida                                     91-1796903
-------------------------------          ---------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                               4901 Vineland Road
                                    Suite 150
                             Orlando, Florida 32811
                             -----------------------
                    (Address of Principal Executive Offices)

                    Issuer's Telephone Number: (407) 648-4444

                          4901 Vineland Road Suite #150
                             Orlando, Florida 32811
                             -----------------------
          (Former name or former address, if changed since last report)

Item 5. Other Information

On July 31, 2002, the Company acquired the East Coast Hockey League (ECHL) membership of the Louisiana IceGators (which plays its games in Lafayette, Louisiana) and certain assets for $100,000 cash and a $600,000 promissory note bearing interest at 5% per year, payable in four annual installments of $150,000 each.

The IceGators season is from October through May. The IceGators have adopted the accounting policies of the Company and are owned by Louisiana Sports, LLC., ("LA Sports") which is currently a wholly owned subsidiary of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) PRO FORMA FINANCIAL INFORMATION.

1. Unaudited pro forma consolidating financial statements for The Orlando Predators Entertainment, Inc. and Subsidiaries and introduction and notes.

(b) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

1. Required financial statements of significant business acquired:
-Louisiana IceGators


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Orlando Predators Entertainment, Inc.
                                                   (Registrant)





                                        By: /s/ John H. Pearce
                                        ----------------------
                                        John H. Pearce, Chief Financial Officer



Dated: October 14, 2002

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

THE ORLANDO PREDATORS ENTERTAINMENT, INC.
     AND SUBSIDIARIES
PROFORMA CONSOLIDATING FINANCIAL STATEMENTS

     Proforma Explanatory Headnote                                           F-2

     Unaudited Proforma Consolidating Balance Sheet as of June 30, 2002      F-3

     Unaudited Proforma Consolidating Statement of Operations
         for the Nine Months Ended June 30, 2002                             F-5

     Unaudited Proforma Consolidating Statement of Operations
         for the Year Ended September 30, 2001                               F-6

Notes to Unaudited Proforma Consolidating Financial Statements               F-7

LOUISIANA ICEGATORS

Independent Auditors' Report                                                 F-8

Financial Statements:

     Balance Sheet                                                           F-9

     Statements of Operations                                               F-10

     Statements of Changes in Division Equity (Deficit)                     F-11

     Statements of Cash Flows                                               F-12

Notes to Financial Statements                                               F-13

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
                          PROFORMA EXPLANATORY HEADNOTE


The following unaudited proforma consolidating financial statements give effect to the acquisition by The Orlando Predators Entertainment, Inc. (the "Company") of the Louisiana IceGators (the "IceGators") , a professional hockey team through its then wholly owned subsidiary, Louisiana Sports, LLC ("LA Sports"), and are based on the estimates and assumptions set forth herein and in the notes to such statements. On August 14, 2002, the Company transferred ten percent of LA Sports to a member of its board of directors for $250,000. This proforma information has been prepared utilizing the historical financial statements of the Company and notes thereto, which are incorporated by reference to the Form June 30, 2002 Form 10Q-SB and the September 30, 2001 Form 10K-SB and the historical financial statements of the IceGators and notes thereto, which are attached herein. The proforma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

The proforma consolidating balance sheet assumes the acquisition was consummated at June 30, 2002 based upon the balance sheet of the Company as of that date and the balance sheet of the IceGators as of May 31, 2002. The proforma consolidating statements of operations for the year ended September 30, 2001 and the nine months ended June 30, 2002 include the operating results of the Company for such periods and the IceGators for the year ended May 31, 2001 and for the nine months ended February 28, 2002. The periods presented represent comparative periods and business cycles.

On July 31, 2002, LA Sports entered into an agreement to acquire the assets of the IceGators, which consisted primarily of the IceGators membership in the East Coast Hockey League ("ECHL"), hockey equipment, furniture and computer equipment and all intellectual property. The purchase price consisted of $100,000 in cash and a $600,000 promissory note (secured by the assets purchased) bearing interest at 5% per year. Principal payments of $150,000 are due with accrued interest annually until the balance of the note is repaid.

The purchase price for the IceGators is allocated as follows:

Membership in ECHL                                                    $ 640,000
Property and equipment                                                   54,000
Other assets                                                              6,000
                                                                      ---------

         Total purchase price                                           700,000
Less:
     Note payable                                                      (600,000)
                                                                      ---------

Cash paid at closing                                                  $ 100,000
                                                                      =========



                     THE ORLANDO PREDATORS ENTERTAINMENT, INC. AND SUBSIDIARIES
                           UNAUDITED PROFORMA CONSOLIDATING BALANCE SHEET


                                         The Orlando
                                          Predators
                                        Entertainment,   Louisiana
                                            Inc.       IceGators, LLC   Proforma        Consolidating
                                        June 30, 2002   May 31, 2002   Adjustments         Proforma
                                        -------------   ------------   -----------       -----------

                                               ASSETS
                                               ------
CURRENT ASSETS:
     Cash                                $   132,424   $    11,482   $  (100,000)(2)   $
                                                                         250,000 (3)
                                                                         (11,482)(6)       282,424
     Accounts receivable, sponsorships       659,258        53,016       (53,016)(6)       659,258
     af2 expansion fees receivable           109,697          --                           109,697
     Assets available for sale                25,000          --                            25,000
     Inventory                                29,976          --                            29,976
     Prepaid expenses                      1,018,720        21,826       (21,826)(6)     1,018,720
     Other current assets                      6,667         2,095        (2,095)(6)         6,667
                                         -----------   -----------   -----------       -----------
                 Total Current Assets      1,981,742        88,419        61,581         2,131,742
                                         -----------   -----------   -----------       -----------

PROPERTY AND EQUIPMENT, at cost, net         461,647       152,241        54,000 (6)
                                                                        (152,241)(6)       515,647


INVESTMENT IN AFL                          4,032,650          --                         4,032,650


AFL RECEIVABLE, net of current portion     1,036,009          --                         1,036,009

MEMBERSHIP COST, net                       2,263,188       822,843       640,000 (5)
                                                                        (822,843)(6)     2,903,188


af2 TEAM INVESTMENTS                       1,110,026          --            --           1,110,026

OTHER ASSETS                                 159,934        68,089       (62,089)(6)       165,934
                                         -----------   -----------   -----------       -----------
TOTAL ASSETS                             $11,045,196   $ 1,131,592   $  (281,592)      $11,895,196
                                         ===========   ===========   ===========       ===========


   SEE ACCOMPANYING HEADNOTE AND NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL STATEMENTS

                                                 F-3


                         THE ORLANDO PREDATORS ENTERTAINMENT, INC. AND SUBSIDIARIES
                         UNAUDITED PROFORMA CONSOLIDATING BALANCE SHEET (CONTINUED)


                                               The Orlando
                                                Predators
                                              Entertainment,    Louisiana
                                                   Inc.       IceGators, LLC    Proforma          Consolidating
                                              June 30, 2002    May 31, 2002    Adjustments          Proforma
                                              -------------    ------------    ------------       ------------

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
                                    ------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses    $    515,698    $    110,112    $   (110,112)(6)   $    515,698
     Accrued Interest - related party                 --            51,214         (51,214)(6)           --
     af2 expansion fees payable                    200,000            --              --              200,000
     Deferred revenue                              572,393            --              --              572,393
     Purchase obligation - current portion            --              --           150,000 (4)        150,000
     Notes payable - current portioin                 --           896,652        (896,652)(6)           --
     Notes payable - related party                    --         1,170,242      (1,170,242)(6)           --
     Due to AFL/AF2                                  7,000            --              --                7,000
                                              ------------    ------------    ------------       ------------
        Total Current Liabilities                1,295,091       2,228,220      (2,078,220)         1,445,091
                                              ------------    ------------    ------------       ------------

NOTES PAYABLE, net of current portion            2,550,372         640,105        (640,105)(6)      2,550,372
PURCHASE OBLIGATION, net of current portion           --              --           450,000 (4)        450,000
DUE TO AFL, net of current portion                 200,000            --              --              200,000
                                              ------------    ------------    ------------       ------------
                                                 4,045,463       2,868,325      (2,268,325)         4,645,463
                                              ------------    ------------    ------------       ------------

MINORITY INTEREST                                     --              --           250,000 (3)        250,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Class A Common Stock                       13,910,031            --                           13,910,031
     Class B Common Stock                            5,000            --                                5,000
     Additional paid-in capital                  4,264,852            --                            4,264,852
     Accumulated (deficit)                     (11,180,150)           --                          (11,180,150)
     Division equity                                  --        (1,736,733)      1,736,733               --
                                              ------------    ------------    ------------       ------------
        Total Stockholders' Equity               6,999,733      (1,736,733)      1,736,733          6,999,733
                                              ------------    ------------    ------------       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 11,045,196    $  1,131,592    $   (281,592)      $ 11,895,196
                                              ============    ============    ============       ============


        SEE ACCOMPANYING HEADNOTE AND NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL STATEMENTS

                                                     F-4

                             THE ORLANDO PREDATORS ENTERTAINMENT, INC. AND SUBSIDIARIES
                              UNAUDITED PROFORMA CONSOLIDATING STATEMENT OF OPERATIONS

                                                       The Orlando
                                                        Predators
                                                      Entertainment,     Louisiana
                                                           Inc.        IceGators, LLC
                                                       For the Nine      For the Nine
                                                       Months Ended      Months Ended     Proforma       Consolidating
                                                       June 30, 2002  February 28, 2002  Adjustments       Proforma
                                                       -------------  ----------------- -------------     -----------
REVENUES:
      Ticket                                            $ 1,735,559      $   859,441    $      --         $ 2,595,000
      Concession                                            116,974             --           96,800 (7)       213,774
      Advertising and promotions                            996,693          499,390                        1,496,083
      Sponsorship trade Revenue                           1,185,102           98,051                        1,283,153
      League                                                382,092           20,000                          402,092
      Other                                                  22,264           61,716                           83,980
                                                        -----------      -----------    -----------       -----------

         Total Revenue                                    4,438,684        1,538,598         96,800         6,074,082
                                                        -----------      -----------    -----------       -----------
COSTS AND EXPENSES:
      Operations                                          2,059,290          916,260        (25,600)(7)     2,949,950
      Selling and promotional                               794,720          299,470                        1,094,190
      Trade expenses                                      1,153,001           92,740                        1,245,741
      League assessments                                    409,637           36,000                          445,637
      General and administrative                          1,412,220          265,521                        1,677,741
      Amortization                                           19,312           18,844        (18,844)(7)
                                                                                             12,000 (7)        31,312
      Depreciation                                          127,131           35,284        (35,284)(7)

                                                                                              8,250 (7)       135,381
      Loss on disposal of equipment                           2,288             --             --               2,288
      (Gain) loss on assets available for sale              133,634             --             --             133,634
                                                        -----------      -----------    -----------       -----------

         Total Costs and Expenses                         6,111,233        1,664,119        (59,478)        7,715,874
                                                        -----------      -----------    -----------       -----------

OPERATING (LOSS)                                         (1,672,549)        (125,521)       156,278        (1,641,792)
                                                        -----------      -----------    -----------       -----------

OTHER INCOME (EXPENSES):
      Interest expense                                     (139,864)         (83,327)        83,327 (7)
                                                                                            (22,500)(7)      (162,364)
      Interest income                                         3,806            1,712                            5,518
      Interest expense, related party                          --            (23,565)        23,565 (7)          --
      Interest income, AFL                                  193,044             --                            193,044
      Loan fees                                            (506,997)            --             --            (506,997)
                                                        -----------      -----------    -----------       -----------

         Net Other Income (Expense)                        (450,011)        (105,180)        84,392          (470,799)
                                                        -----------      -----------    -----------       -----------

NET (LOSS) BEFORE MINORITY INTEREST                      (2,122,560)        (230,701)       240,670        (2,112,591)

MINORITY INTEREST                                              --               --             (997)(7)          (997)
                                                        -----------      -----------    -----------       -----------
NET (LOSS)                                              $(2,122,560)     $  (230,701)   $   239,673       $(2,113,588)
                                                        ===========      ===========    ===========       ===========

NET (LOSS) PER SHARE, BASIC AND DILUTED                 $     (0.30)                                      $     (0.30)
                                                        ===========                                       ===========
Weighted Average Number of Common Shares Outstanding,
basic and diluted                                         7,131,724                                         7,131,724
                                                        ===========                                       ===========


            SEE ACCOMPANYING HEADNOTE AND NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL STATEMENTS

                                                         F-5

                           THE ORLANDO PREDATORS ENTERTAINMENT, INC. AND SUBSIDIARIES
                            UNAUDITED PROFORMA CONSOLIDATING STATEMENT OF OPERATIONS

                                                   The Orlando
                                                    Predators
                                                  Entertainment,    Louisiana
                                                       Inc.         IceGators,
                                                   For the Year        LLC
                                                      Ended        For the Year
                                                    September        Ended May      Proforma          Consolidating
                                                     30, 2001        31, 2001      Adjustments          Proforma
                                                   ------------    ------------    ------------       ------------
REVENUES:
       Ticket                                      $  2,228,211    $  1,365,349            --         $  3,593,560
       Concession                                       120,326            --           109,100(7)         229,426
       Play-off                                         117,994         229,508                            347,502
       Advertising and promotion                        656,052         695,703                          1,351,755
       Trade Revenue                                  1,197,598         113,855                          1,311,453
       League                                           164,167          30,000                            194,167
       Telemarketing                                     14,317            --                               14,317
       License Fee Revenue                                5,000            --                                5,000
       Other                                             51,580          39,548                             91,128
                                                   ------------    ------------    ------------       ------------
         Total Revenue                                4,555,245       2,473,963         109,100          7,138,308
                                                   ------------    ------------    ------------       ------------
COSTS AND EXPENSES:
       Operations                                     2,529,974       1,452,847         (28,800)(7)      3,954,021
       Playoff Expenses                                 149,675         199,941                            349,616
       Selling and promotional                        1,261,081         447,931                          1,709,012
       Trade expenses                                 1,146,155         112,826                          1,258,981
       League assessments                               419,000          48,000                            467,000
       General and administrative                     1,386,892         620,227                          2,007,119
       Telemarketing Expenses                             3,064            --                                3,064
       Amortization                                      74,955          25,125         (25,125)(7)
                                                                                         16,000 (7)         90,955
       Depreciation                                     147,771          52,775         (52,775)(7)
                                                                                         11,000 (7)        158,771
       Loss on disposal of equipment                        878            --                                  878
       (Gain) loss on assets available for sale         107,671            --                              107,671
       (Gain) loss on Sale of Assets                    (11,181)          3,642                             (7,539)
       Loss on litigation settlement                     25,000            --                               25,000
                                                   ------------    ------------    ------------       ------------
         Total Costs and Expenses                     7,240,935       2,963,314         (79,700)        10,124,549
                                                   ------------    ------------    ------------       ------------
OPERATING (LOSS)                                     (2,685,690)       (489,351)        188,800         (2,986,241)
                                                   ------------    ------------    ------------       ------------
OTHER INCOME (EXPENSE):
       Interest expense, related party                     --           (12,393)         12,393 (7)           --
       Interest expense                                (149,985)       (136,654)        136,654 (7)
                                                                                        (30,000)(7)       (179,985)
       Interest income                                   12,374           4,133                             16,507
       Interest income, AFL                             332,179            --                              332,179
       Loan fees                                       (727,381)           --                             (727,381)
                                                   ------------    ------------    ------------       ------------
         Net Other Income (Expense)                    (532,813)       (144,914)        119,047           (558,680)
                                                   ------------    ------------    ------------       ------------
NET (LOSS) BEFORE MINORITY INTEREST                  (3,218,503)       (634,265)        307,847         (3,544,921)
MINORITY INTEREST                                          --              --            32,642 (7)         32,642
                                                   ------------    ------------    ------------       ------------
NET (LOSS)                                         $ (3,218,503)   $   (634,265)   $    340,489       $ (3,512,279)
                                                   ============    ============    ============       ============

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED     $      (0.55)                                      $      (0.60)
                                                   ============                                       ============
Weighted Average Number of Common Shares
Outstanding, basic and diluted                        5,865,623                                          5,865,623
                                                   ============                                       ============


           SEE ACCOMPANYING HEADNOTE AND NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL STATEMENTS

                                                       F-6

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
         NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL STATEMENTS


NOTE 1 - PROFORMA ADJUSTMENTS
The adjustments relating to the unaudited proforma consolidating statements of operations are computed assuming the acquisition of the Louisiana IceGators (the "IceGators") was consummated at the beginning of the applicable periods presented.

NOTE 2 - ACQUISITION OF SUBSIDIARY
The unaudited proforma consolidating balance sheet as of June 30, 2002 reflects the acquisition of the assets of the IceGators for debt and cash. The acquisition is recorded using the purchase method.

NOTE 3 - SALE OF MINORITY INTEREST
The unaudited proforma consolidating balance sheet reflects the sale of a ten percent membership interest in LA Sports for $250,000.

NOTE 4 - PURCHASE OBLIGATION
In connection with the purchase of the IceGators, LA Sports is obligated to pay the former owners of the IceGators $600,000 bearing interest at 5% per year. Four annual payments $150,000 and accrued interest are due beginning on July 31, 2003.

NOTE 5 - MEMBERSHIP COST
The unaudited proforma consolidating balance sheet reflects a reduction in the membership cost of the IceGators due to the allocation of the purchase price.

NOTE 6 - CHANGES TO ASSETS AND LIABILITIES
In connection with the purchase of the IceGators, LA Sports acquired the membership in the ECHL, hockey equipment, furniture and computer equipment and all intellectual property. LA Sports did not assume any liabilities of the IceGators and did not acquire cash, accounts receivable or other assets.

NOTE 7 - CHANGES TO STATEMENTS OF OPERATIONS
The Company has negotiated an arena lease with the Cajundome where the IceGators play their home games, which provides the IceGators with additional concession revenues, which were not available under the previous lease agreement. Additionally, the arena lease provides for rental rebates dependent upon the number of people attending the IceGators games. The adjustments were based upon attaining the same attendance levels as those attained at the games during the periods presented.

Depreciation and amortization have been reduced based upon the reduced net book value of the assets acquired.

Interest expense has been reduced based upon the reduced debt of the IceGators.

The ten percent minority interest has been calculated and discloses the 10% ownership which has been transferred.

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              3033 EAST 1ST AVENUE
                                    SUITE 201
                             DENVER, COLORADO 80206


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
The Orlando Predators Entertainment, Inc.
Orlando, Florida

We have audited the accompanying balance sheet of the Louisiana IceGators, a division of Entertainment Venture Associates, LLC, as of May 31, 2002 and the related statements of operations, changes in division equity (deficit), and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Louisiana IceGators, a division of Entertainment Venture Associates, LLC, as of May 31, 2002, and the results of its operations and its cash flows for each of the years in the two year period then ended in conformity with generally accepted accounting principles in the United States of America.


                                                   /s/ AJ. ROBBINS, PC
                                                   -------------------
                                                   AJ. ROBBINS, PC
                                                   CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
August 30, 2002

                               LOUISIANA ICEGATORS
                                  BALANCE SHEET
                                  MAY 31, 2002

                                     ASSETS
                                     ------
                           (Substantially All Pledged)


CURRENT ASSETS:
     Cash                                                           $    11,482
     Accounts receivable                                                 53,016
     Prepaid expenses                                                    21,826
     Other current assets                                                 2,095
                                                                    -----------

                  Total Current Assets                                   88,419
                                                                    -----------

PROPERTY AND EQUIPMENT, at cost, net                                    152,241

MEMBERSHIP COST, net                                                    822,843

OTHER ASSETS                                                             68,089
                                                                    -----------


                                                                    $ 1,131,592
                                                                    ===========


                   LIABILITIES AND DIVISION EQUITY (DEFICIT)
                   -----------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                          $   110,112
     Accrued interest, related parties                                   51,214
     Notes payable, current portion                                     896,652
     Notes payable, related parties                                   1,170,242
                                                                    -----------

                  Total Current Liabilities                           2,228,220

NOTES PAYABLE, net of current portion                                   640,105
                                                                    -----------

                  Total Liabilities                                   2,868,325
                                                                    -----------

COMMITMENTS AND CONTINGENCIES

DIVISION EQUITY (DEFICIT)                                            (1,736,733)
                                                                    -----------

                                                                    $ 1,131,592
                                                                    ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               LOUISIANA ICEGATORS
                            STATEMENTS OF OPERATIONS


                                                    For the Years Ended May 31,
                                                    ---------------------------
                                                        2002            2001
                                                    -----------     -----------
REVENUES:
     Ticket                                         $   956,089     $ 1,365,349
     Playoff                                            107,390         229,508
     Advertising and promotions                         562,429         695,703
     Sponsorship trade revenue                          110,807         113,855
     League                                              20,000          30,000
     Other                                               71,998          39,548
                                                    -----------     -----------

                  Total Revenues                      1,828,713       2,473,963
                                                    -----------     -----------

COSTS AND EXPENSES:
     Operations                                       1,147,288       1,452,847
     Playoff expenses                                    84,368         199,941
     Selling and promotional expenses                   341,742         447,931
     Trade expenses                                     111,057         112,826
     League assessments                                  48,000          48,000
     General and administrative                         354,324         620,227
     Amortization                                        25,125          25,125
     Depreciation                                        47,046          52,775
     (Gain) loss on sale of assets                         --             3,642
                                                    -----------     -----------

                  Total Costs and Expenses            2,158,950       2,963,314
                                                    -----------     -----------

OPERATING (LOSS)                                       (330,237)       (489,351)
                                                    -----------     -----------

OTHER INCOME (EXPENSE):
     Interest expense - related party                   (36,615)        (12,393)
     Interest expense                                  (114,259)       (136,654)
     Interest income                                      2,280           4,133
                                                    -----------     -----------

                  Net Other Income (Expense)           (148,594)       (144,914)
                                                    -----------     -----------

NET (LOSS)                                          $  (478,831)    $  (634,265)
                                                    ===========     ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               LOUISIANA ICEGATORS
               STATEMENTS OF CHANGES IN DIVISION EQUITY (DEFICIT)
                        YEARS ENDED MAY 31, 2001 AND 2002


Balance, June 1, 2000                                               $  (623,637)

     Net (loss)                                                        (634,265)
                                                                    -----------

Balance, May 31, 2001                                                (1,257,902)

     Net (loss)                                                        (478,831)
                                                                    -----------

Balance, May 31, 2002                                               $(1,736,733)
                                                                    ===========




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS


                                 LOUISIANA ICEGATORS
                              STATEMENTS OF CASH FLOWS

                                                            For the Years Ended May 31,
                                                            ---------------------------
                                                                2002          2001
                                                              ---------    ---------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
     Net (loss)                                               $(478,831)   $(634,265)
     Adjustments to reconcile net (loss) to net cash from
      operating activities:
         Depreciation                                            47,046       52,775
         Amortization                                            25,125       25,125
     Changes in assets and liabilities:
         Accounts receivable                                    265,257      142,176
         Due from ECHL                                           30,000      (30,000)
         Inventory                                                6,737       (2,257)
         Prepaid expenses                                         6,554          753
         Other current assets                                     4,060       12,372
         Accounts payable                                         4,778       (3,062)
         Accrued expenses                                       (74,029)      25,700
         Accrued interest, related party                         30,398       20,816
         Deferred revenue                                      (458,367)     (31,208)
         Other assets                                          (174,634)     (73,915)
                                                              ---------    ---------

                  Net Cash (Used) by Operating Activities      (765,906)    (494,990)
                                                              ---------    ---------

CASH FLOWS (TO) INVESTING ACTIVITIES:
     Purchase of equipment                                       (2,550)      (1,003)
                                                              ---------    ---------

                  Net Cash (Used) by Investing Activities        (2,550)      (1,003)
                                                              ---------    ---------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
     Proceeds from notes payable                                   --        300,000
     Proceeds from notes payable, related party                 975,267      150,000
     Repayments of note payable                                (208,268)      (5,000)
                                                              ---------    ---------

                  Net Cash Provided by Financing Activities     766,999      445,000
                                                              ---------    ---------

(DECREASE) IN CASH                                               (1,457)     (50,993)

CASH, beginning of period                                        12,939       63,932
                                                              ---------    ---------

CASH, end of period                                           $  11,482    $  12,939
                                                              =========    =========
See Note 7

                   SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                        F-12

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Activity
--------
The Louisiana IceGators ("IceGators" or "the Company"), a division of Entertainment Venture Associates, LLC ("EVA"), was established in Lafayette, Louisiana in 1995 for the purpose of operating a professional hockey team and is a member of the East Coast Hockey League ("ECHL" or "the League").

In July 2002, The Orlando Predators Entertainment, Inc. ("OPE") purchased certain assets and the League membership from EVA. The League has approved a transfer of controlling interest for the IceGators from EVA to OPE. (See Note 8.)

Cash and Cash Equivalents
-------------------------
Cash and cash equivalents consists primarily of cash on hand and cash in banks.

Inventory
---------
Inventory consists of team merchandise available for sale. Inventory is stated at the lower of cost (first-in, first-out) or market.

Property and Equipment
----------------------
Property and equipment is recorded at cost. Depreciation expense is provided on a straight-line basis using the estimated useful lives of 5-10 years. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations. Depreciation expense for the periods ended May 31, 2002 and 2001 was $47,046, and $52,775, respectively.

Restricted Investment
---------------------
Restricted investment included in other assets consists of a $60,238 interest bearing certificate of deposit with a financial institution, which also provides a letter of credit to the ECHL. The certificate of deposit is a requirement of the ECHL and the League may draw upon the letter of credit in such circumstances as it deems necessary.

Membership Cost
---------------
The ECHL hockey membership is recorded at cost and is being amortized on a straight-line basis over 40 years. The Louisiana IceGators membership was acquired on March 1, 1995. Amortization expense for the years ended May 31, 2002 and 2001 was $25,125 per year. Accumulated amortization as of May 31, 2002 was $182,157.

The Company also owns an interest in ECHL Properties, LLC, the official licensing organization of the League, and is accounted for under the cost method.

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Organization Costs
------------------
Costs incurred in organizing the Company have been expensed as incurred in accordance with SOP 98-5, "Reporting on the Costs of Start-up Activities".

Advertising Expenses
--------------------
The Company utilizes direct-response advertising, eliciting sales to customers who can be shown to have responded specifically to the advertising, which resulted in future economic benefits. Expenditures for advertising are capitalized and then amortized over the course of the playing season. Advertising costs totaled $125,235 and $130,875 for the periods ended May 31, 2002 and 2001, respectively. All advertising costs had been amortized as of May 31, 2002.

Impairment of Long Lived Assets
-------------------------------
The Company evaluates their long lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate the future undiscounted cash flows of certain long lived assets are not sufficient to cover the carrying value of such assets, the assets are adjusted to their fair values. No adjustment to the carrying value of the assets have been made.

Revenue Recognition
-------------------
The Company recognizes ticket, play-off and advertising and promotions revenues as its home preseason, regular season and play-off (if any) games are played. Generally, beginning in February of each year, the Company begins selling season tickets and sponsorship packages (advertising and promotions) for the following season, which are recorded as deferred revenues until each game is played. Single game tickets are sold for the following season throughout the season. The Company recognizes these revenues ratably over the course of the preseason and thirty-six regular season home games played. Play-off revenues (if any) are recognized as the games are played. The Company receives all ticket and advertising and promotion revenues for home play-off games (if any). The Company does not share in ticket or other revenues from any away games.

Hockey Operations
-----------------
Team expenses (principally player and coaches salaries, fringe benefits, insurance, game expenses, arena rentals and travel) are recorded as expenses ratably over the course of the season. Accordingly, expenses not yet incurred are recorded as prepaid expenses and are amortized ratably as games are played. General and administrative and selling and promotional expenses are charged to operations as incurred.

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company sells sponsorships for cash and services. In exchange, the sponsor receives advertising and various benefits to the Company's games. The value of the services has been estimated in the accompanying financial statements. Management believes these estimates reasonably disclose the value of services received.

Income Taxes
------------
The division is not a taxable entity; the LLC is treated as a partnership for federal income tax purposes. Consequently, federal and state income taxes are not payable by or provided for by the Company. Members are taxed individually on their share of the earnings. The Company's net income or loss is allocated among the members in accordance with the LLC's operating agreements.

Concentrations of Risk
----------------------
Concentrations of credit risk associated with accounts receivable is limited due to accounts receivable transactions arising from sponsorship contracts which have a history of performance. The supply of talented players is limited due to the competitive nature with other professional hockey leagues.

The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

The Company relies on revenue generated from the city in which they operate. They also rely on the continued success of the team and the ECHL.

The Company operates in an area at risk for adverse weather.

Financial Instruments
---------------------
The carrying value of financial instruments such as cash equivalents, accounts receivable and accounts payable approximate their fair values based on the short-term maturities of these instruments. The carrying value of non-current liabilities approximates its fair value based on references to interest rates on similar instruments.

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements
-----------------------------------------
In July 2001 the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. The Company has reviewed SFAS 141 and 142 and adoption is not expected to have a material effect on its consolidated financial statements.

In July 2001 the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 will be effective for the Company for the fiscal year beginning July 1, 2002 and early adoption is encouraged. SFAS No. 143 requires that the fair value of a liability for an asset's retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The Company estimates that the new standard will not have a material impact on its financial statements.

In August 2001 the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 is effective for the Company on July 1, 2002 and addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company estimates that the new standard will not have a material impact on its financial statements.

In April 2002 the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of SFAS Statement No. 13, and Technical Corrections ("SFAS 145"). This statement rescinds the requirement in SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, that material gains and losses on the extinguishment of debt be treated as extraordinary items. The statement also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the accounting for sale-leaseback transactions and the accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Finally the standard makes a number of

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

consequential and other technical corrections to other standards. The provisions of the statement relating to the rescission of SFAS 4 are effective for fiscal years beginning after May 15, 2002. Provisions of the statement relating to the amendment of SFAS 13 are effective for transactions occurring after May 15, 2002 and the other provisions of the statement are effective for financial statements issued on or after May 15, 2002. The Company has reviewed SFAS 145 and its adoption is not expected to have a material effect on its consolidated financial statements.

In July 2002 the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities ("SFAS 146"). SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities or personnel. SFAS 146 will require a Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 supersedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), and requires liabilities associated with exit and disposal activities to be expensed as incurred and can be measured at fair value. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The Company has reviewed SFAS 145 and its adoption is not expected to have a material effect on its consolidated financial statements.

NOTE 2- EAST COAST HOCKEY LEAGUE

The East Coast Hockey League (ECHL) is a nonstock, nonprofit corporation, which governs the rules and conduct of each member team. Each member owns an equal percentage of the ECHL and appoints one governor to the board. The board approves a budget for ECHL expenses, including a provision for capital reserves, annually. League dues, which are paid monthly, are established each year without regard for capital reserves and possible receipt of expansion and transfer fees.

Revenues from expansion and transfer fees are retained by the ECHL to fund the League's expenses and capital reserve requirements. At the discretion of the board, expansion and transfer fees may be distributed equally to all eligible members. Revenues are recognized when distributable by the League. League dues cover expenses for League officials and other assessments and are recognized over the course of the season. Special assessments for litigation and other costs may necessitate that the League draw upon the letter of credit and are recognized in the same periods as incurred.

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2- EAST COAST HOCKEY LEAGUE (Continued)

ECHL Affiliations Agreement
---------------------------
The IceGators entered into an affiliation agreement with the governing board of the East Coast Hockey League (ECHL), the organization which controls and owns the territorial rights to grant member teams the right to play hockey in each arena. The agreement terminates on July 1, 2004. The agreement includes a one year non-compete clause, in which, if the team withdraws from the ECHL, it may not affiliate, join or become involved in any other hockey league operating within home territory, which includes a 50 mile radius. Furthermore, if the team wishes to withdraw from the league, they must pay one third of the current membership fee.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at May 31, 2002:

Leasehold improvements                                                  $253,220
Machinery and equipment                                                  186,971
Furniture and fixtures                                                    37,974
                                                                        --------
                                                                         478,165
Less accumulated depreciation                                            325,924
                                                                        --------

                                                                        $152,241
                                                                        ========

NOTE 4 - NOTES PAYABLE

Notes payable consisted of the following at May 31, 2002:

Note payable to a bank; interest at 6.75% per annum; principal and interest are due July 2005 payable in quarterly
  installments; collateralized by accounts receivable on ticket sales, ECHL membership, and membership certificate stock of
  EVA.                                                                $  632,767
Note payable to a bank; interest at 3.89% per annum; principal and interest are due July 2002; collateralized by a certificate of deposit in the name of a related party; paid in full
  subsequent to year-end.                                                140,000
Note payable to a bank; interest at 3.89% per annum; principal and interest are due June 2002; collateralized by a certificate
  of deposit in the name of a related party.                             110,000
Note payable to a bank; interest at 7.0% per annum; principal and interest are due October 2002, collateralized by a certificate
  of deposit in the name of a related party.                             100,025
Note payable to a bank; interest at 7.5% per annum; principal and interest are due July 2006 in monthly installments;
  collateralized by a deposit account in the name of a related
  party.                                                                 263,965

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - NOTES PAYABLE (Continued)

Note payable to a bank; interest at 8.5% per annum; principal and interest are due August 2002; collateralized by a mortgage note
  in the name of a related party.                                         90,000
Note payable to a bank; interest at 9% per annum; principal and interest are due July 2002; collateralized by a stock
  certificate in the name of a related party.                            200,000
                                                                      ----------
                                                                       1,536,757
Less current portion                                                     896,652
                                                                      ----------

                                                                      $  640,105
                                                                      ==========

Principal payments are due as follows:

  For the year ended May 31, 2003                                     $  896,652
  For the year ended May 31, 2004                                        225,597
  For the year ended May 31, 2005                                        334,013
  For the year ended May 31, 2006                                         68,555
  For the year ended May 31, 2007                                         11,940
                                                                      ----------

                                                                      $1,536,757
                                                                      ==========

NOTE 5 - NOTES PAYABLE - RELATED PARTIES

A related party has made various advances to the Company from February 2000 through September 2001. Interest has been accrued at rates from 4.98% to 6.45%. Principal and interest are due on demand. The loans are unsecured. At May 31, 2002 the balance due to the related party was $132,759.

Another related party has made various advances to the Company from December 1999 through June 2002. Interest has been accrued at rates from 4.98% to 6.45%. Principal and interest are due on demand. The loans are unsecured. At May 31, 2002 the balance due to the related party was $1,037,483.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Local Media Contracts
---------------------
In June 1999, the Company entered into a three-year radio contract for the 1999-2000, 2000-2001, and 2001-2002 seasons, which required the Company to buy a minimum of $50,000 in media advertising and provide certain services, goods and game tickets in exchange for commercial time, promotional events and the right to broadcast the games.

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreements
---------------------
The Company currently does not have material long term employment agreements. The standard player contracts are for a term of one year. The contracts provide for guaranteed payments if the player is injured. These payments shall continue during the player's disability, and only to the end of the season in which the injury occurred.

Litigation
----------
The Company is a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's operations, cash flows or financial position.

Collective Bargaining Agreement
-------------------------------
In February 2000 the ECHL and the Professional Hockey Players' Association
(PHPA), which represents the players of the ECHL, entered into a collective bargaining agreement effective from August 1, 1999 to May 31, 2003. The agreement has a "no strike" clause which prohibits strikes and walkouts throughout the term of the agreement. The agreement provides for a standard players contract and sets the active roster of member teams at a maximum of twenty players.

The agreement defines the maximum and minimum benefits and compensation that the players may be paid during the term of the agreement. Total weekly club salary shall not exceed $9,000, $9,250, $9,500, and $10,000 for the 1999-2000,
2000-2001, 2001-2002, and 2002-2003 regular and post-season play periods, respectively. The agreement also calls for health insurance for the players and their families, short-term disability insurance, and severance pay. Players that do not receive qualifying offers shall be deemed unrestricted free agents.

Arena Lease/Arena License Obligations
-------------------------------------
The IceGators lease The Cajundome playing arena from the Cajundome Commission. The lease has a term of ten years, beginning March 1, 1995 and ending April 31, 2005. The team is entitled to four five-year extensions of the lease, with terms and conditions to be negotiated within 6 months prior to the expiration of the original agreement. The arena has a capacity of 11,700.

The IceGators are required to pay a box office fee equal to 3% (after sales tax) of gross earnings from ticket sales and an additional 3% of gross earnings (before sales tax) from credit card ticket sales. The IceGators shall also remit to the Cajundome a $5.00 handling fee on each season ticket package. The IceGators are also required to pay rent equal to $1,000 per game or 12% of gross ticket sales (after sales tax) above the first 4,500 paid ticket sales, whichever is greater.

The IceGators shall receive reimbursable cost payments of $2,400, $3,000 or $3,500 per game for each hockey game at which there is attendance of less than 5,000, between 5,001 to 7,000 or over 7,000, respectively. The prices are subject to escalation over a 10-year period. Rent and reimbursable costs are not to exceed $6,050 per game.

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - COMMITMENTS AND CONTINGENCIES (Continued)

In addition to the use of the arena, the IceGators occupy office space on the plaza level of the arena year-round and are granted access to conference rooms on the premises on a reasonable basis. No additional fees are charged for the rental of the office space.

The minimum future lease payments under the lease agreement are as follows:

For the year ended May 31, 2003                                         $ 40,800
For the year ended May 31, 2004                                           40,800
For the year ended May 31, 2005                                           37,400
                                                                        --------

                                                                        $119,000
                                                                        ========

Rent expense was $150,420 and $149,808 for the years ended May 31, 2002 and 2001, respectively.

Vehicle Lease Agreement
-----------------------
The Company entered into a vehicle lease agreement for a motorized coach to be supplied with a driver for travel to regular season away games for $62,500 per year. The lease is in effect from March 1, 1999 through May 31, 2004, with installments due between October and March.

Affiliations
------------
The team has an affiliation agreement with the Houston Aeros, a member of the American Hockey League, for the 2001-2002 season. The Aeros agree to work with the IceGators to provide two-way contracted players and be financially responsible for normal playing and livings costs for Louisiana players while in Houston. The IceGators agree to reimburse the Aeros for players assigned to the IceGators, and be responsible for all medical and/or rehabilitation costs and injury indemnity payments for contracted players, and be financially responsible for normal playing and living costs for Houston Players while in Louisiana.

The team has an affiliation agreement with the Minnesota Wild, a member of the National Hockey League for the 2001-2002 season. The agreement provides that the Wild supply the IceGators with players. The IceGators shall pay Minnesota a salary subsidy equal to the ECHL standard weekly rates for veteran and non-veteran players. The IceGators shall be responsible for all medical and/or rehabilitation costs and injury indemnity payments for contracted players and travel and/or moving costs.

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash Paid for Interest
----------------------

                             Years Ended May 31,
                           -----------------------
                             2002           2001
                           ---------     ---------
                           $ 144,716     $  95,227

                               LOUISIANA ICEGATORS
                          NOTES TO FINANCIAL STATEMENTS


NOTE 8 - SUBSEQUENT EVENTS

On July 31, 2002, Louisiana Sports, LLC ("LA Sports"), a wholly owned subsidiary of The Orlando Predators Entertainment, Inc., entered into an agreement to acquire the assets of the IceGators, which consisted primarily of the IceGators membership in the ECHL, hockey equipment, furniture and computer equipment and all intellectual property. The purchase price consisted of $100,000 in cash and a $600,000 promissory note (secured by the assets purchased) bearing interest at 5% per year. Principal payments of $150,000 are due with accrued interest annually until the balance of the note is repaid.

The purchase price for the IceGators is allocated as follows:

Membership in ECHL                                                    $ 640,000
Property and equipment                                                   54,000
Other assets                                                              6,000
                                                                      ---------

         Total purchase price                                           700,000
Less:
     Note payable                                                      (600,000)
                                                                      ---------

Cash paid at closing                                                  $ 100,000
                                                                      =========